Exhibit 10.1

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED
CRUDE PIPELINES AND TANKAGE AGREEMENT
This First Amendment to Third Amended and Restated Crude Pipelines and Tankage Agreement (this “Amendment”) is entered into on April 22, 2019, to be effective as of the First Amendment Effective Date by and among:

1.HollyFrontier Navajo Refining LLC (formerly Navajo Refining Company, L.L.C.), a Delaware limited liability company (“Navajo Refining”),

2.HollyFrontier Woods Cross Refining LLC (formerly Holly Refining & Marketing Company – Woods Cross LLC), a Delaware limited liability company (“Holly Refining – Woods Cross”),

3.HollyFrontier Refining & Marketing LLC (formerly known as Holly Refining & Marketing Company), a Delaware limited liability company (“HFRM”, together with Navajo Refining and Holly Refining – Woods Cross, the “HollyFrontier Entities”),

4.Holly Energy Partners - Operating, L.P., a Delaware limited partnership (the “Operating Partnership”),

5.HEP Pipeline, L.L.C., a Delaware limited liability company (“HEP Pipeline”), and

6.HEP Woods Cross, L.L.C., a Delaware limited liability company (“HEP Woods Cross”, together with the Operating Partnership and HEP Pipeline, the “Partnership Entities”).

Each of the HollyFrontier Entities and the Partnership Entities are individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to amend certain provisions of the Third Amended and Restated Crude Pipelines and Tankage Agreement, effective as of March 12, 2015, by and among the HollyFrontier Entities and the Partnership Entities as set forth herein; and

WHEREAS, the Parties intend that no fee (other than as contemplated in this Amendment) shall apply to the volumes that transit the Turkey Track Expansion (as defined below); and the applicable gathering fee shall only apply to such volumes when they arrive at Artesia Station and thereafter transit the Crude Oil Gathering Pipelines.

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1    Amendment to Section 2. Section 2 of the Agreement is hereby amended by adding subsection (v) as follows:

(v)    Turkey Track Expansion.

(i)    HEP Pipeline completed the following expansion project (the “Turkey Track Expansion”): the construction of a 6-mile pipeline connecting Occidental Petroleum’s Turkey Track production field to Artesia Station.
(ii)    Effective as of the First Amendment Effective Date, the HollyFrontier Entities shall pay to the Partnership Entities a capital recovery fee of $0.20 per barrel for making shipments of Crude Oil and service through the Turkey Track Expansion to Artesia Station (the “Capital Recovery Fee”). The Capital Recovery Fee shall be paid monthly and is in addition to the tariff rate applicable pursuant to Section 2(b)(i) (as such tariff may be revised pursuant to Section 2(q)(ii)). The Capital Recovery Fee shall remain in effect until the Partnership Entities have received aggregate Capital Recovery Fees and tariffs in respect of the Turkey Track Expansion (net of operating costs) equal to $3,157,014 (the “Turkey Track Capital Recovery”), which represents the total capital costs for the Turkey Track Expansion to the Partnership Entities.
(iii)    The Partnership Entities shall provide the HollyFrontier Entities with written notice of their calculation of the Capital Recovery Fee by no later than 30 days following the end of each calendar month. The notice will include an aggregate balance of the Capital Recovery Fees and tariffs paid by HollyFrontier Entities since the First Amendment Effective Date.
(iv)    If the HollyFrontier Entities disagree with the Partnership Entities calculation of the Capital Recovery Fee, the HollyFrontier Entities will notify the Partnership Entities and a senior officer of HollyFrontier and a senior officer of the Partnership will negotiate in good faith to resolve any differences with respect to the calculation of the Capital Recovery Fee. If such differences are not resolved within 30 days following the Partnership Entities’ delivery to the HollyFrontier Entities of the Capital Recovery Fee calculation, the HollyFrontier Entities and the Partnership Entities shall submit any and all matters which remain in dispute to arbitration in accordance with Section 12(e).
(v)    For the avoidance of doubt, the Turkey Track Expansion is not (A) a Crude Oil Gathering Pipeline or (B) a Pipeline Asset (except for purposes of Section 2(i)).

1.2    Amendment to Section 6. Section 6 of the Agreement is hereby amended by adding the following to the end thereof:
“If the Turkey Track Capital Recovery has not been paid to the Partnership Entities at the time this Agreement is terminated in accordance with its terms, then, notwithstanding anything in this Agreement to the contrary, any amounts then owing under the Turkey Track Capital Recovery shall be paid to the Partnership Entities not later than the third business day following such termination.”
1.3    Amendment to Annex A.
(i)    Annex A to the Agreement is hereby amended to add the following definition in the proper alphabetical sequence:

“First Amendment Effective Date” means November 1, 2017.

(ii)    Annex A to the Agreement is hereby amended to add the following definitions to the defined term table in proper alphabetical sequence:

Term	Section
“Capital Recovery Fee”	Section 2(v)(ii)
“Turkey Track Capital Recovery”	Section 2(v)(ii)
“Turkey Track Expansion”	Section 2(v)(i)
ARTICLE 2
MISCELLANEOUS
2.1    Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

2.2    Successors and Assigns. Section 12(b) of the Agreement is hereby incorporated by reference into this Section 2.2, mutatis mutandis.

2.3    Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Parties as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above to be effective as of the First Amendment Effective Date.

PARTNERSHIP ENTITIES:

HOLLY ENERGY PARTNERS - OPERATING, L.P.
HEP WOODS CROSS, L.L.C.
HEP PIPELINE, L.L.C.

By:     /s/ Richard L. Voliva III
Richard L. Voliva III
EVP and CFO

HOLLYFRONTIER ENTITIES:

HOLLYFRONTIER NAVAJO REFINING LLC
HOLLYFRONTIER WOODS CROSS REFINING LLC

By:     /s/ George J. Damiris
George J. Damiris
President and CEO

HOLLYFRONTIER REFINING & MARKETING LLC

By:     /s/ Thomas G. Creery
Thomas G. Creery
President

SIGNATURE PAGE TO FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CRUDE PIPELINES AND TANKAGE AGREEMENT